    EXECUTION VERSION

PARKER DRILLING COMPANY
and
EQUINITI TRUST COMPANY,
Rights Agent
________________
Section 382 Rights Agreement
Dated as of August 23, 2018

KE 56418471

TABLE OF CONTENTS
Section 1.    Certain Definitions    1
Section 2.    Appointment of Rights Agent    12
Section 3.    Issue of Rights Certificates    12
Section 4.    Form of Rights Certificates    14
Section 5.    Countersignature and Registration    15
Section 6.    Transfer, Split-Up, Combination and Exchange of Rights Certificates;
Mutilated, Destroyed, Lost or Stolen Rights Certificates    16
Section 7.    Exercise of Rights; Purchase Price    17
Section 8.    Cancellation and Destruction of Rights Certificates    18
Section 9.    Reservation and Availability of Capital Stock    19
Section 10.    Preferred Stock Record Date    20
Section 11.    Adjustment of Purchase Price, Number and Kind of Shares or Number of
Rights    21
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares    28
Section 13.    Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning
Power    28
Section 14.    Fractional Rights and Fractional Shares    31
Section 15.    Rights of Action    32
Section 16.    Agreement of Rights Holders    32
Section 17.    Rights Holder Not Deemed a Stockholder    33
Section 18.    Concerning the Rights Agent    33
Section 19.    Merger or Consolidation or Change of Name of Rights Agent    34
Section 20.    Duties of Rights Agent    34
Section 21.    Change of Rights Agent    36
Section 22.    Issuance of New Rights Certificates    37
Section 23.    Redemption and Termination    37
Section 24.    Exchange    38
Section 25.    Process to Seek Exemption    40
Section 26.    Notice of Certain Events    41
Section 27.    Notices    42
Section 28.    Supplements and Amendments    42

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Section 29.    Successors    43
Section 30.    Determinations and Actions by the Board of Directors, etc    43
Section 31.Benefits of this Agreement    43
Section 32.    Severability    44
Section 33.    Governing Law    44
Section 34.    Counterparts    44
Section 35.    Descriptive Headings    44

Exhibit A -	Form of Certificate of Designations of Series A Junior Participating Preferred Stock

Exhibit B -	Form of Rights Certificate

Exhibit C -	Summary of Rights

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SECTION 382 RIGHTS AGREEMENT
This Section 382 Rights Agreement, dated as of August 23, 2018 (the “Agreement”), between Parker Drilling Company, a Delaware corporation (the “Company”), and Equiniti Trust Company, a limited trust company organized under the laws of the State of New York (the “Rights Agent”),
W I T N E S S E T H:
WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement, dated as of July 12, 2018 (the “Original Rights Agreement”);
WHEREAS, in connection with the Original Rights Agreement, on July 12, 2018, the Board of Directors of the Company (the “Board of Directors”) approved an amendment to the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) providing that, upon the filing and effectiveness of a certificate of amendment to the Certificate of Incorporation (the “Effective Time”), each 15 shares of common stock, par value $0.16 ⅔ per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”);
WHEREAS, in connection with the Original Rights Agreement, on July 12, 2018 (the “Rights Dividend Declaration Date”), the Board of Directors authorized and declared a dividend of one Right for each share of Common Stock outstanding at the close of business on the first business day following the Effective Time (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earlier of the Distribution Date and the Expiration Date, and, in certain circumstances provided for in Section 22 hereof, after the Distribution Date, each Right initially representing the right to purchase one Fractional Share of Series A Junior Participating Preferred Stock of the Company, upon the terms and subject to the conditions hereinafter set forth (the “Rights”); and
WHEREAS, (a) the Company has generated certain Tax Benefits for United States federal income tax purposes; (b) the Company desires to reduce the likelihood of an “ownership change” within the meaning of Section 382 of the Code, and thereby preserve the Company’s current ability to utilize such Tax Benefits; and (c) in furtherance of such objective, the Company desires to amend and restate the Original Rights Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby amend and restate the Original Rights Agreement as follows:

Section 1.Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding, but shall not include any Exempt Person. Notwithstanding the foregoing, (A) a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the acquisition of Common Stock by the Company, unless and until such time as such Person together with its Affiliates and Associates shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of any shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding; and (B) if the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such Person or an Acquiring Person, determines in good faith that a Person that would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors, with the concurrence of a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, such swaps dealer or an Acquiring Person, determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding anything in this definition of “Acquiring Person” to the contrary:
(i)    If, as of the date hereof, any Person, together with all Affiliates or Associates of such Person, is the Beneficial Owner of a number of shares of Common Stock that would otherwise cause such Person to be an Acquiring Person, such Person shall not be or become an Acquiring Person unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of any shares of Common Stock shall become an Affiliate or Associate of such Person unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of a number of shares that would otherwise cause such Person to be an Acquiring Person; provided, that, for the avoidance of doubt, upon the first decrease of any Person’s, together with all Affiliates or Associates of such Person, Beneficial Ownership below 4.9%, this clause shall have no further force or effect with respect to such Person and such Person shall become an Acquiring Person upon acquiring, together with all Affiliates and Associates of such Person, Beneficial Ownership of 4.9% or more of the shares of Common Stock then outstanding. The foregoing definition shall grandfather the security or instrument underlying such Beneficial Ownership only in the type and form of such security or instrument as of the date of this Agreement and shall not grandfather any subsequent change, modification, swap or exchange of such security or instrument into a different type or form of security or instrument (unless such exchange is contemplated explicitly by the terms of such security or instrument).
(ii)    No Person shall become an “Acquiring Person” by means of share purchases or issuances (including, without limitation, debt to equity exchanges), directly from the Company or indirectly through an underwritten offering of the Company, in a transaction approved by the Board of Directors; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (x) is or becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding following such transaction and (y) following such transaction, becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns 4.9% or more of the shares of Common Stock then outstanding.
(iii)    No Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including, without limitation, restricted stock) granted by the Company to its directors, officers and employees; provided, however, that if a Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interests (including, without limitation, restricted stock) granted by the Company to its directors, officers and employees, then such Person shall nevertheless be deemed to be an “Acquiring Person” if, subject to a Person inadvertently becoming an “Acquiring Person” as described in clause (B) above, such Person, together with all Affiliates and Associates of such Person, thereafter becomes the Beneficial Owner of any additional shares of Common Stock (unless upon becoming the Beneficial Owner of additional shares of Common Stock, such Person, together with all Affiliates and Associates of such Person, does not Beneficially Own 4.9% or more of the shares of Common Stock then outstanding), except as a result of (x) a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or a split or subdivision of the outstanding shares of Common Stock; or (y) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including, without limitation, restricted stock) granted by the Company to its directors, officers and employees.

(iv)    No Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock pursuant to a Permitted Offer; provided, however, that a Person shall be deemed to be an “Acquiring Person” if (x) such Person is or becomes the Beneficial Owner of 4.9% or more of the shares of Common Stock then outstanding as a result of an acquisition of shares of Common Stock pursuant to a Permitted Offer and (y) following such acquisition, becomes the Beneficial Owner of any additional shares of Common Stock without the prior written consent of the Company and then Beneficially Owns 4.9% or more of the shares of Common Stock then outstanding.
(v)    No regulated investment company under Section 851 of the Code shall be deemed to be an Acquiring Person, unless the Board of Directors determines, in its reasonable discretion, that such regulated investment company is deemed to beneficially own more than 4.9% or more of the shares of Common Stock then outstanding under the applicable standards of Treasury Regulation 1.382-3(a). In determining whether any regulated investment company is an Acquiring Person, the filing of a statement under Section 13 of the Exchange Act with respect to such regulated investment company shall not be deemed to establish that such regulated investment company has acquired Beneficial Ownership of 4.9% or more of the shares of Common Stock then outstanding; provided, however, that the Board of Directors shall be entitled to rely upon any such filing unless such regulated investment company provides information and diligence that requires the Board of Directors to conclude, in its reasonable discretion, that such regulated investment company has not acquired Beneficial Ownership of 4.9% or more of the shares of Common Stock then outstanding pursuant to the standards of Treasury Regulation 1.382-3.
At any time that the Rights are redeemable, the Board of Directors may, generally or with respect to any specified Person or Persons, determine to increase to a specified percentage or amount greater than that set forth herein or decrease to a specified percentage or amount lower than that set forth herein or determine a number of shares to be (but in no event less than or equal to the percentage or number of shares of Common Stock then beneficially owned by such Person), the level of Beneficial Ownership of Common Stock at which a Person or such Person or Persons becomes an Acquiring Person.
Notwithstanding the definition of “Acquiring Person” under this Agreement, the Board of Directors may also determine that any Person is an “Acquiring Person” under this Agreement if such Person becomes the Beneficial Owner of 4.9% (by value) or more of the Common Stock of the Company then outstanding (as the term “stock” is defined in Treasury Regulations Sections 1.382-2(a)(3) and 1.382-2T(f)(18)).
“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.
“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.
“Associate” shall mean, with reference to any Person, (1) any corporation, firm, partnership, limited liability company, association, unincorporated organization or other entity (other than the Company or a Subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
A Person shall be only deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:
(i)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, (y) arises from or in connection with a solicitation conducted pursuant to Chapter 11 of the United States Bankruptcy Code or (z) arises from or in connection with a solicitation in connection with a ‘pre-packaged’ plan of reorganization, (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed “beneficial owners” of such security or otherwise avoid the status of “Acquiring Person” under the terms of this Agreement or as part of a plan or scheme to evade the reporting requirements under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act (provided that clauses (B) and (C) above shall not apply to the exceptions set forth in clause (A)(y) and A(z) above);
(ii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the

Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or (p) hereof in connection with an adjustment made with respect to any Original Rights;
(iii)    that are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) of which such Person is a member;
(iv)    that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of shares of Common Stock that a Person is deemed to be the “Beneficial Owner” of, or to “beneficially own,” pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate; or
(v)    that are actually owned (directly or indirectly) or would be deemed to actually or constructively owned pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder;
provided, however, that (A) nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting (including, without limitation, securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Regulation M promulgated under the Exchange Act, or to cover overallotments created in connection with a public offering) until the expiration of forty days after the date of such acquisition and (B) no Person shall be deemed to be (x) party to any agreement, arrangement or understanding, (y) a member of any group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) pursuant to this definition or (z) to otherwise be the “Beneficial Owner” of, or to “beneficially own,” any securities, in each case as a result of or based upon such Person’s, or such Person’s Affiliates or Associates, participating in discussions, negotiations or potential transactions with another Person

(including the Company) which discussions, negotiations or transactions are for the purposes of restructuring outstanding indebtedness (including debt securities) of the Company. For purposes of this Agreement, “voting” a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting), entering into a voting trust or voting agreement or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act, as in effect on the date of this Agreement) in respect of such security.
For purposes of the foregoing, a “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“close of business” on any given date shall mean 5:00 p.m., New York City, New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York City, New York time, on the next succeeding Business Day.
“Closing Price” of a security for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by such self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by such entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors shall be used.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, par value $0.16 ⅔ per share, of the Company, except that “Common Stock” when used with reference to equity interests issued by any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.
“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Company” shall mean the Person named as the “Company” in the preamble of this Agreement until a successor Person shall have become such or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor Person or Principal Party.
“Current Market Price” shall have the meaning set forth in Section 11(d) hereof.
“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Distribution Date” shall mean the earlier of (i) the close of business on the tenth day (or, if such Stock Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined by the Board of Directors as set forth below before the Distribution Date occurs) after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board of Directors as set forth below before the Distribution Date occurs) after the date that a tender offer or exchange offer by any Person (other than any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act as then in effect, if upon consummation thereof, such Person would be an Acquiring Person, other than a tender or exchange offer that is determined before the Distribution Date occurs to be a Permitted Offer. The Board of Directors may, to the extent set forth in the preceding sentence, defer the date set forth in clause (i) or (ii) of the preceding sentence to a specified later date or to an unspecified later date to be determined by a subsequent action or event (but in no event to a date later than the close of business on the tenth day after the first occurrence of a Triggering Event).
“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” shall have the meaning set forth in Section 24 hereof.
“Exempt Action,” “Exempt Action Person” and “Exempt Expiration Action” shall mean any action, occurrence, event or Person designated as such in accordance with Section 13(d)(ii) hereof.

“Exempt Person” shall mean the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company.
“Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which all Rights then outstanding and exercisable are exchanged pursuant to Section 24 hereof, (v) the date on which the Board of Directors determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (vi) the beginning of a taxable year of the Company for which the Board of Directors determines in its sole discretion that no Tax Benefits may be carried forward, (vii) July 12, 2019 if the Stockholder Approval has not been obtained and (viii) the Qualifying Offer Expiration Date.
“Final Expiration Date” shall mean the close of business on August 23, 2021.
“Flip-In Event” shall mean an event described in Section 11(a)(ii) hereof.
“Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Flip-Over Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof, but excluding any transaction described in Section 13(d) hereof that causes the Rights to expire.
“Fractional Share” with respect to the Preferred Stock shall mean one one-thousandth of a share of Preferred Stock.
“Original Rights” shall have the meaning set forth in the definition of “Beneficial Owner.”
“Permitted Offer” shall mean a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined, prior to the time the Person making the offer or any Affiliate or Associate thereof is an Acquiring Person, by at least a majority of the members of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, an Acquiring Person or the person making the offer, after receiving advice from one or more investment banking firms, to be (a) at a price and on terms that are fair to stockholders (taking into account all factors that such members of the Board of Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders.
“Person” shall mean any individual, firm, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity (and shall include any successor, by merger or otherwise, thereof) or any group under Rule 13d-5(b)(1) of the Exchange Act.
“Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A and, to the extent that there is not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $1.00 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.
“Principal Party” shall have the meaning set forth in Section 13(b) hereof.
“Purchase Price” shall have the meaning set forth in Section 4(a) hereof.
“Qualifying Offer” shall mean a fully financed tender offer or an exchange offer, or a combination thereof, for all outstanding shares of Common Stock for the same per-share consideration; provided that the Company and its stockholders have received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all outstanding shares of Common Stock not purchased in the offer will be acquired for the same per-share consideration actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any. For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions or affiliates having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer.”
“Qualifying Offer Expiration Date” shall mean the time, which shall not be earlier than the 100th day after the commencement of the Qualifying Offer, at which a Person, together with such Person’s Affiliates and Associates, accepts, pursuant to the Qualifying Offer, for purchase or exchange at the same per share consideration such number of shares of Common Stock as would represent, following such acceptance for purchase or exchange and excluding any shares of Common Stock owned by such offeror(s), more than 50% of the shares of Common Stock then outstanding on a fully diluted basis.
“Record Date” shall have the meaning set forth in the recitals at the beginning of this Agreement.

“Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
“Reverse Stock Split” shall have the meaning set forth in the recitals at the beginning of this Agreement.
“Rights” shall have the meaning set forth in the recitals at the beginning of this Agreement.
“Rights Agent” shall mean the Person named as the “Rights Agent” in the preamble of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter “Rights Agent” shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, “Rights Agent” shall mean and include each such Person.
“Rights Certificates” shall mean the certificates evidencing the Rights.
“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals at the beginning of this Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition and Section 23, shall include, without limitation, a report filed pursuant to Section 13(d) or Section 16 of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.
“Stockholder Approval” shall mean the ratification of this Agreement by the affirmative vote of the majority of the votes cast at the 2019 annual meeting of stockholders or any other meeting of stockholders of the Company duly held prior to July 12, 2019.
“Subsidiary” shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
“Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction (whether actual or prospective) attributable to a “net unrealized built-in loss” within the meaning of Sections 382 or 383 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

“Trading Day” with respect to a security shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business, or, if such security is not listed or admitted to trading on any national securities exchange but is quoted by a self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act), a day on which such entity reports trades, or, if such security is not so quoted, a Business Day.
“Treasury Regulations” shall mean final, temporary and proposed regulation of the Department of Treasury under the Code and any successor regulation, including any amendments thereto.
“Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.
Section 2.    Appointment of Rights Agent. Pursuant to the Original Rights Agreement, the Company has appointed the Rights Agent (i) to act as agent for the Company and (ii) to take certain actions in respect of the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) (although it is expressly agreed that the Rights Agent shall not act as agent for such holders) in accordance with the terms and conditions hereof, and the Rights Agent has accepted such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such co-rights agents.
Section 3.    Issue of Rights Certificates.
(a)    Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock or, for Common Stock held in book-entry accounts through the direct registration service of the Company’s transfer agent, by such book-entry accounts (together with a direct registration transaction advice with respect to such shares) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will (i) send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Person referred to in the first sentence of Section 7(e)), at the address of such holder shown on the records of the Company, one or more Rights Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein, or (ii) credit the book-entry account of such holder with such Rights and send a direct registration transaction advice with respect to such Rights to such holder. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates or such credits to the book-entry accounts, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed, or only whole numbers of Rights are credited to book-entry accounts, and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates or such book-entry credits and related direct registration transaction advices. In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions in this Agreement that reference Rights Certificates shall be interpreted to reflect that (A) such Rights are evidenced only by credits to the book-entry accounts, (B) separate Rights Certificates are not issued with respect to such Rights, (C) any legend required on a Rights Certificate may be placed on the direct registration transaction advice with respect to such Rights, and (D) any procedures for the transfer, split up, combination, exchange, exercise or redemption of such Rights shall comport with the applicable book entry procedures with respect to such action.
(b)    The Company previously sent a copy of a Summary of Rights, substantially in the form attached to the Original Rights Agreement as Exhibit C (the “, by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. The Original Summary is hereby amended and restated in its entirety as set forth on Exhibit C hereto (the “Summary of Rights”). With respect to Common Stock outstanding as of the Record Date, until the Distribution Date or the earlier surrender for transfer thereof or the Expiration Date, the Rights associated with (i) the shares of Common Stock represented by certificates shall be evidenced by such certificates for Common Stock together with the Summary of Rights, and (ii) the shares of Common Stock held in book-entry accounts shall be held in book-entry accounts and evidenced by the related transaction advice together with the Summary of Rights, and in either case the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any of the shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with such Common Stock.
(c)    Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued representing such shares of Common Stock that shall so become outstanding, or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, shall also be deemed to be certificates for Rights, and shall bear a legend in substantially in the following form:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Section 382 Rights Agreement between Parker Drilling Company (the “Company”) and Equiniti Trust Company (the “Rights Agent”) dated as of August 23, 2018 as it may from time to time be supplemented or amended (the “Section 382 Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.
Each book-entry account for such shares of Common Stock that shall so become outstanding, or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, shall also be deemed to include the associated Rights, and the direct registration transaction advice with respect to such shares shall bear a legend in substantially in the following form:
Each security covered by this Advice entitles the holder thereof to certain Rights as set forth in the Section 382 Rights Agreement between Parker Drilling Company (the “Company”) and Equiniti Trust Company (the “Rights Agent”) dated as of August 23, 2018 as it may from time to time be supplemented or amended (the “Section 382 Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates or be covered by separate book-entry credits and will no longer be covered by this Advice or be evidenced by a certificate representing a security covered by this Advice. The Company or the Rights Agent will mail to the holder of the security covered by this Advice a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.
With respect to such shares of Common Stock described in this Section 3(c), until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates or held in such book-entry accounts shall be evidenced by such certificates or such book-entry accounts (together with the direct registration transaction advice with respect to such shares) alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any shares of Common Stock, whether by transfer of physical certificates or book-entry transfer, shall also constitute the transfer of the Rights associated with the Common Stock. Notwithstanding this Section 3(c), the omission of any legend shall not affect the enforceability of any part of this Agreement of the rights of any holder of the Rights.
Section 4.    Form of Rights Certificates.
(a)    The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Fractional Shares of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per Fractional Share (or, as set forth in this Agreement, for other securities), the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
(b)    Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by a Person described in the first sentence of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any such Rights, shall contain (to the extent feasible) a legend in substantially in the following form, modified as applicable to apply to such Person:
The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby [will] [have] become null and void in the circumstances and with the effect specified in Section 7(e) of such Agreement.
The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person or any Associate or Affiliate thereof.
Section 5.    Countersignature and Registration.
(a)    The Rights Certificates shall be duly executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)    Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.
Section 6.    Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a)    Subject to the provisions of Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Fractional Shares of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or of the Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.
(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will, subject to Section 4(b), Section 7(e), Section 13(d), Section 14 and Section 24, execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.    Exercise of Rights; Purchase Price.
(a)    Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Fractional Shares of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the Expiration Date.
(b)    The Purchase Price for each Fractional Share of Preferred Stock pursuant to the exercise of a Right shall initially be $52.50 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
(c)    Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Fractional Share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Fractional Shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Fractional Shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by cashier’s check payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) or Section 13(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.
(d)    In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.
(e)    Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person other than any such Person that became such pursuant to a Permitted Offer and the Board of Directors in good faith determines was not involved in and did not cause or facilitate, directly or indirectly, such Triggering Event, (ii) a direct or indirect transferee of such Rights from such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after such Triggering Event or (iii) a direct or indirect transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Triggering Event and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or such Affiliate or Associate) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors determines is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and such Rights shall not be transferable. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of any failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
(f)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.
Section 8.    Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall destroy such canceled Rights Certificates, and shall deliver a certificate of destruction thereof to the Company.
Section 9.    Reservation and Availability of Capital Stock.
(a)    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares, or out of its authorized and issued shares held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.
(b)    So long as any shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange or quoted on any trading system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange, or quoted on such system, upon official notice of issuance upon such exercise. Following the occurrence of a Triggering Event, the Company will use its best efforts to list (or continue the listing of) the Rights and the securities issuable and deliverable upon the exercise of the Rights on one or more national securities exchanges or to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by such transaction reporting system then in use.
(c)    The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the first occurrence of a Flip-In Event or, if applicable, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective upon filing or as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In addition, if the Company shall determine that the Securities Act requires an effective registration statement under the Securities Act following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as such a registration statement has been declared or becomes effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or any required registration statement shall not have been declared effective.
(d)    The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Fractional Shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.
(e)    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Fractional Shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Fractional Shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Fractional Shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.
Section 10.    Preferred Stock Record Date. Each Person in whose name any certificate for a number of Fractional Shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares (fractional or otherwise) of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes and charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.    Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)    (%3)    In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the outstanding shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares or (D) otherwise reclassify the outstanding shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
(i)    Subject to Sections 23 and 24 of this Agreement, in the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (1) a Flip-Over Event or (2) an acquisition of shares of Common Stock pursuant to a Permitted Offer (provided that this clause (2) shall cease to apply if such Acquiring Person thereafter becomes the Beneficial Owner of any additional shares of Common Stock other than pursuant to such Permitted Offer or a transaction set forth in Section 13(a) or 13(d) hereof), then (x) the Purchase Price shall be adjusted to be the Purchase Price immediately prior to the first occurrence of a Flip-In Event multiplied by the number of Fractional Shares of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence and (y) each holder of a Right (except as provided below in Section 11(a)(iii) and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price in accordance with the terms of this Agreement, in lieu of the shares of Preferred Stock otherwise purchasable thereunder, such number of shares of Common Stock of the Company as shall equal the result obtained by dividing the Purchase Price by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.
(ii)    In the event that the number of shares of Common Stock that are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall, to the extent permitted by applicable law and regulation, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the Current Market Price used to determine the number of Adjustment Shares) (the “Current Value”) over (2) the Purchase Price (such excess is herein referred to as the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (including, without limitation, the Preferred Stock) that the Board of Directors has determined to have the same value as shares of Common Stock (such shares of preferred stock are herein referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Flip-In Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company or the Board of Directors determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-In Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.
(b)    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having substantially the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
(c)    In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.
(d)    (%3)    For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock of a Person on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement of (A) a dividend or distribution on such Common Stock other than a regular quarterly cash dividend or the dividend of the Rights, or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. If the Common Stock is not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(i)    For the purpose of any computation hereunder, the “Current Market Price” per share (or Fractional Share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share (or Fractional Share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “Current Market Price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of a Fractional Share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.
(e)    Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or to the nearest ten-thousandth of a Fractional Share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.
(f)    If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive in respect of such Right any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (f), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.
(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Fractional Shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)    Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Fractional Shares of Preferred Stock (calculated to the nearest one ten-thousandth of a Fractional Share) obtained by (i) multiplying (x) the number of Fractional Shares of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in lieu of any adjustment in the number of Fractional Shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Fractional Shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the

Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j)    Irrespective of any adjustment or change in the Purchase Price or the number of Fractional Shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Fractional Share and the number of Fractional Shares that were expressed in the initial Rights Certificates issued hereunder.
(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, or the stated capital of the number of Fractional Shares of Preferred Stock or of the number of shares of Common Stock or other securities issuable upon exercise of a Right, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Fractional Shares of Preferred Stock or such number of shares of Common Stock or other securities at such adjusted Purchase Price.
(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Fractional Shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Fractional Shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v)

issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
(n)    The Company covenants and agrees that it shall not, at any time that there is an Acquiring Person, (i) consolidate with any other Person, (ii) merge with or into any other Person or (iii) sell, lease or transfer (or permit one or more Subsidiaries to sell, lease or transfer), in one transaction or a series of related transactions, assets, earning power or cash flow aggregating 50% or more of the assets, earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if (x) at the time of or immediately after such consolidation, merger, sale, lease or transfer there are any rights, warrants or other instruments or securities of the Company or any other Person outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease or transfer, the stockholders or other equity owners of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (z) the identity, form or nature of organization of the Principal Party (including, without limitation, the selection of the Person that will be the Principal Party as a result of the Company’s entering into one or more consolidations, mergers, sales, leases or transfers with more than one party) would preclude or limit the exercise of Rights or otherwise diminish substantially or eliminate the benefits intended to be afforded by the Rights.
(o)    The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 28 hereof, take (or permit any Subsidiary to take) any action if the purpose of such action is to, or if at the time such action is taken it is reasonably foreseeable that such action will, diminish substantially or eliminate the benefits intended to be afforded by the Rights.
(p)    Notwithstanding Section 3(c) hereof or any other provision of this Agreement to the contrary, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares (excluding in connection with the Reverse Stock Split) or (iv) otherwise reclassify the outstanding shares of Common Stock (excluding in connection with the Reverse Stock Split but including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter with Rights, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction (the “Adjustment Fraction”), the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. In lieu of such adjustment in the number of Rights associated with one share of Common Stock, the Company may elect to adjust the number of Fractional Shares of Preferred Stock purchasable, and the amount payable, upon the exercise of one Right. If the Company makes such election, the number of Rights associated with one share of Common Stock shall remain unchanged, and the number of Fractional Shares of Preferred Stock purchasable upon exercise of one Right and the portion of the Purchase Price payable upon exercise of one Right shall be proportionately adjusted so that (i) the number of Fractional Shares of Preferred Stock purchasable upon exercise of a Right following such adjustment shall equal the product of the number of Fractional Shares of Preferred Stock purchasable upon exercise of a Right immediately prior to such adjustment multiplied by the Adjustment Fraction and (ii) the Purchase Price per Fractional Share of Preferred Stock following such adjustment shall remain unchanged, with the effect that the amount payable to exercise each Right will be changed to be equal the product of the Purchase Price immediately prior to such adjustment multiplied by the Adjustment Fraction.
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each registered holder of a Rights Certificate (or, if prior to the Distribution Date, to each registered holder of a certificate representing shares of Common Stock) in accordance with Section 27 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
Section 13.    Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.
(a)    In the event that, from and after the time an Acquiring Person has become such, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (z) the Company shall sell, lease or otherwise transfer (or one or more of its Subsidiaries shall sell, lease or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any wholly owned Subsidiary of the Company or any combination thereof in one or more transactions each of which complies (and all of which together comply) with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) the Purchase Price shall be adjusted to be the Purchase Price immediately prior to the first occurrence of a Triggering Event multiplied by the number of Fractional Shares of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence; (ii) on and after the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the Purchase Price by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence of a Triggering Event or after the date of such Flip-Over Event, as applicable; (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iv) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (v) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (vi) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Flip-Over Event.
(b)    “Principal Party” shall mean:
(i)    in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value, or (B) if no securities are so issued, (x) the Person that survives such consolidation or is the other party to the merger and survives such merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and
(ii)    in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred, or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, the Person the Common Stock of which has the greatest aggregate market value;
provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and if (1) such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other

Person; (2) such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c)    The Company shall not consummate any Flip-Over Event unless each Principal Party (or Person that may become a Principal Party as a result of such Flip-Over Event) shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each such Principal Party shall have duly executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-Over Event, the Principal Party at its own expense will
(i)    prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;
(ii)    use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the “blue sky” laws of such jurisdictions as may be necessary or appropriate;
(iii)    use its best efforts, if the Common Stock of the Principal Party is or shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by such transaction reporting system then in use; and
(iv)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)    (%3)    Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (1) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (2) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (3) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d)(1), all Rights hereunder shall expire.
(i)    The Board of Directors may, in its sole and absolute discretion, at any time when the Rights are then redeemable, take action (1) to designate any future actions, occurrences or events as “Exempt Actions” or “Exempt Expiration Actions” or both, and to designate any Person as an “Exempt Action Person,” including, without limitation, upon request by a Requesting Person in accordance with Section 25 hereof prior to the date upon which such Person would otherwise become an Acquiring Person or (2) change or revoke any prior designations of any Exempt Action, Exempt Expiration Action or Exempt Action Person. In such event, notwithstanding anything in this Agreement to the contrary, subject to any limitation or restriction in any such action or designation, (x) no Exempt Action Person shall be deemed to be an Acquiring Person, either individually or collectively, solely as a result of any or all of the Exempt Actions; (y) no Distribution Date, Stock Acquisition Date, Flip-In Event or Flip-Over Event shall occur solely as a result of any or all of the Exempt Actions, and accordingly any or all of the Exempt Actions shall not have any of the effects specified in Sections 11(a)(ii) and 13(a); and (z) upon the occurrence of any Exempt Expiration Action, all Rights hereunder shall expire.
Section 14.    Fractional Rights and Fractional Shares.
(a)    The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates or scrip evidencing fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Closing Price of one Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.
(b)    The Company shall not be required to issue fractions of shares of Preferred Stock (other than, except as provided in Section 7(c) hereof, fractions that are integral multiples of a Fractional Share of Preferred Stock) upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Preferred Stock (other than, except as provided in Section 7(c) hereof, fractions that are integral multiples of a Fractional Share of Preferred Stock). Interests in fractions of shares of Preferred Stock in integral multiples of a Fractional Share of Preferred Stock may, at the election of the Company in its sole discretion, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of a Fractional Share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.
(c)    Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.
(d)    The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
Section 15.    Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) and, where applicable, the Company; and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. After a Triggering Event, holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action to enforce the provisions of this Agreement.
Section 16.    Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)    prior to the Distribution Date, the Rights will not be evidenced by Rights Certificates and will be transferable only in connection with the transfer of Common Stock;
(b)    after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the

Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the form of assignment set forth on the reverse side thereof and the certificate contained therein duly completed and fully executed;
(c)    subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
(d)    notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17.    Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Fractional Shares of Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights or Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.    Concerning the Rights Agent.
(a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)    The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.
Section 19.    Merger or Consolidation or Change of Name of Rights Agent.
(a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Section 20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability in respect of, any action taken or omitted by it in good faith and in accordance with such advice or opinion.
(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “Current Market Price”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)    The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct. In no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)    The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of actual knowledge of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.
(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)    The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with advice or instructions of any such officer.

(h)    The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.
(j)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k)    If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail, and to the registered holders, if any, of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail, and to the registered holders of the Rights Certificates, if any, by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States so long as such Person is in good standing, is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders, if any, of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.    Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded on or prior to the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23.    Redemption and Termination.
(a)    The Board of Directors may, at its option, at any time prior to the earlier of (i)  the Distribution Date and (ii) the Expiration Date, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such redemption price being hereinafter referred to as the “Redemption Price”); provided, however, that if there is an Acquiring Person, the Rights may not be redeemed (i) if from and after the time a Person became an Acquiring Person, an Acquiring Person has caused the composition of the Board of Directors to be changed with the result that a majority of its members are representatives, nominees, designees, Affiliates or Associates of an Acquiring Person (including the Acquiring Person as a designee of the Acquiring Person), or (ii) following any merger to which the Company is a party that (A) occurs when there is an Acquiring Person and (B) was not approved (x) prior to the time such Person became an Acquiring Person by the Board of Directors and (y) prior to such merger by the stockholders of the Company at a stockholders’ meeting and not by written consent. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. The Board of Directors may, to the extent set forth in the first sentence of this Section 23(a), irrevocably accelerate the time set forth in clause (i) of such sentence to a specified earlier time or to an unspecified earlier time to be determined by a subsequent action or event (but in no event to a time later than the time otherwise specified in clause (i)), in which event the Rights shall not be redeemable from and after such specified time. Notwithstanding the foregoing provisions of this Section 23(a), the Board of Directors may not effect any such redemption at any time after (i) any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or (ii) the occurrence of a Flip-Over Event.
(b)    Immediately upon the effectiveness of the action of the Board of Directors ordering the redemption of the Rights (the effectiveness of which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time), evidence of which shall be filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Company for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.
Section 24.    Exchange.
(a)    The Board of Directors may, at its option, at any time and from time to time after the occurrence of a Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock or Common Stock Equivalents or any combination thereof, at an exchange ratio of two shares of Common Stock, or such number of Common Stock Equivalents or units representing fractions thereof as would be deemed to have the same value as two shares of Common Stock, per Right, appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors may not effect such exchange at any time after (i) any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or (ii) the occurrence of a Flip-Over Event.
(b)    Immediately upon the effectiveness of the action of the Board of Directors ordering the exchange of any Rights pursuant to and in accordance with subsection (a) of this Section 24 (the effectiveness of which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the registered holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected as nearly pro rata as possible based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
(c)    In the event that the number of shares of Common Stock that are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.
(d)    The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates or scrip evidencing fractional shares of Common Stock upon exchange of the Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the value of a whole share of Common Stock. For purposes of this Section 24, the value of a whole share of Common Stock shall be the Closing Price per share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.
(e)    Upon or prior to ordering the exchange of Rights pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board of Directors may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in such form and with such terms as the Board of Directors shall then approve. If the Board of Directors so directs, (1) the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the “Trust”) all the shares of Common Stock and/or Common Stock Equivalents (the “Trust Shares”) issuable upon exchange of the Rights in accordance with this Section 24 to (x) all holders of outstanding and exercisable Rights subject to exchange in accordance with Section 24(a) (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof), or (y) some portion of such holders (which may consist of holders who have not taken proper steps to certify or otherwise demonstrate to the satisfaction of the Company that the Rights held by them have not become void pursuant to the provisions of Section 7(e) hereof), and (2) all holders referred to in clause (1) shall be entitled to receive Common Stock and/or Common Stock Equivalents pursuant to this Section 24 only from the Trust and only upon compliance with the relevant terms and provisions of the Trust Agreement. The Trust Shares shall also include any dividends or distributions made on the Trust Shares after the deposit of the Trust Shares.
Section 25.    Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Stock that might, if consummated, result in such Person beneficially owning 4.9% or more of the shares of Common Stock then outstanding (such Person, a “Requesting Person”) may request that the Board of Directors grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” for purposes of this Agreement (such request, an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.9% or more of the shares of Common Stock then outstanding and the maximum number and percetentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board of Directors shall endeavor to respond to an Exemption Request within 20 Business Days after receipt of such Exemption Request, provided that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute denial by the Board of Directors of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only grant an exemption in response to an Exemption Request if it receives, at the Board’s request, a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board otherwise determines in its sole and absolute discretion that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board of Directors), in each case as and to the extent the

Board shall determine necessary or desirable to provide for the protection of the Company’s Tax Benefits. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board of Directors with respect thereto, unless the information contained in the Exemption Request or the determination of the Board of Directors with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by the directors who are independent of the Requesting Person and disinterested with respect to the Exemption Request and the action of a majority of such directors shall be deemed to be the determination of the Board of Directors for purposes of such Exemption Request.
Section 26.    Notice of Certain Events.
(a)    In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale, lease or other transfer of 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Rights Certificate, to the extent feasible and in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 26 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b)    In case any Flip-In Event or Flip-Over Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate (or if occurring prior to the Distribution Date, the registered holders of Common Stock), in accordance with Section 27 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13(a) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.
Section 27.    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Parker Drilling Company
5 Greenway Plaza
Suite 100
Houston, Texas 77046
Attention: General Counsel
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Equiniti Trust Company
c/o EQ Shareowner Services
1110 Centre Point Curve, Suite 101
Mendota Heights, MN 55120-4101
wfssaccountmanagement@eq-us.com
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 28.    Supplements and Amendments. Except as provided in the last sentence of this Section 28, at any time when the Rights are then redeemable, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or holders of Common Stock. At any time when the Rights are not redeemable, except as provided in the last sentence of this Section 28, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided that no such amendment or supplement shall materially adversely affect the interests of the holders of Rights (other than any Acquiring Person and its Affiliates and Associates); and further provided that this Agreement may not be supplemented or amended pursuant to this sentence to lengthen (A) a time period relating to when the Rights may be redeemed or (B) any other time period unless the lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that affects the Rights Agent’s own rights, duties or immunities under this Agreement. Action by the Company to approve any amendment or supplement to this Agreement must be approved by the majority of the whole Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that decreases the Redemption Price. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction.
Section 29.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30.    Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.
Section 31.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 32.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the entire Board of Directors.
Section 33.    Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.
Section 34.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 35.    Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARKER DRILLING COMPANY

By:     /s/ Jennifer F. Simons
Name:     Jennifer F. Simons
    Title:     Vice President, General Counsel and
    Secretary

EQUINITI TRUST COMPANY

By:     /s/ Martin J. Knapp
Name:     Martin J. Knapp
    Title:     Vice President

Exhibit A
FORM OF
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
PARKER DRILLING COMPANY
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
PARKER DRILLING COMPANY (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on July 12, 2018 adopted the following resolution creating a series of 18,666 shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock”:
RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series A Junior Participating Preferred Stock
1.    Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 18,666. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of  Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
2.    Dividends and Distributions.
(A)    Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (1) quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (2) the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.16 ⅔ per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after July 12, 2018 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)    The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
3.    Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:
(A)    Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.
(B)    Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(C)    (%9)    If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.
(i)    During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.
(ii)    Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iii)    In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(iv)    Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws).
(D)    Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4.    Certain Restrictions.
(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not
(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior

(either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owned by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; and (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;
(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii)    redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5.    Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.
6.    Liquidation, Dissolution or Winding Up. (%8) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Junior Participating Preferred Stock Liquidation Preference”). Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Junior Participating Preferred Stock Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.
(A)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Participating Preferred Stock Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
(B)    Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
8.    Redemption. (%8) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The

“current per share market price” on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (i) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (ii) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by such self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by such entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by such a self-regulatory organization or registered securities information processor, a day on which such entity reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.
(A)    In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.
(B)    Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.
9.    Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.
10.    Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.
11.    Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.
IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this ___ day of _______, 200_.

[Vice] President

Exhibit B
[Form of Rights Certificate]
Certificate No. R-    ________ Rights
NOT EXERCISABLE AFTER AUGUST 23, 2021 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
Rights Certificate
PARKER DRILLING COMPANY
This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Rights Agreement, dated as of August 23, 2018 as it may from time to time be supplemented or amended (the “Section 382 Rights Agreement”), between Parker Drilling Company, a Delaware corporation (the “Company”), and Equiniti Trust Company (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m. (New York City, New York time) on August 23, 2021 at the principal office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Company, at a purchase price of $___ per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate set forth on the reverse hereof duly executed. The Purchase Price may be paid in cash or by cashier’s check payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per Fractional Share set forth above, are the number and Purchase Price as of August 23, 2021, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
From and after the first occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by or transferred to (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall, with certain exceptions, become null and void in the circumstances set forth in the Rights Agreement, and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Triggering Event.
As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities or assets that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company or the Rights Agent.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Fractional Shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.01 per Right, payable, at the election of the Company, in cash or shares of Common Stock or such other consideration as the Board of Directors may determine, at any time prior to the earlier of (a) such time as any Person becomes an Acquiring Person and (b) the Expiration Date (as such term is defined in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of Common Stock and/or other equity securities of the Company deemed to have the same value as shares of Common Stock, at any time following the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of Common Stock outstanding or the occurrence of a Flip-Over Event.
No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of a Fractional Share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of August 23, 2018

ATTEST:	PARKER DRILLING COMPANY

___________________ Secretary	By: __________________________ Title:

Countersigned:
EQUINITI TRUST COMPANY

By: __________________________ Authorized Signature

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer any Rights evidenced by the Rights Certificate.)
FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)
_________ Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the said Rights on the books of the within-named Company, with full power of substitution.
Dated: _________________, 20___

Signature
Signature Guaranteed:
Signatures must be guaranteed by an “eligible guarantor institution” (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement) and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of Beneficial Owner (as such terms are defined in the Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: _____________, 20___	______________________________ Signature
Signature Guaranteed:
Signatures must be guaranteed by an “eligible guarantor institution” (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).
NOTICE
The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Rights Certificate.)
To:    PARKER DRILLING COMPANY
The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated: ____________, 20___

Signature
Signature Guaranteed:
Signatures must be guaranteed by an “eligible guarantor institution” (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement) and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (iv) of the definition of Beneficial Owner (as such terms are defined in the Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

Dated: _____________, 20___	___________________________ Signature
Signature Guaranteed:
Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).
NOTICE
The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C
Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.
SUMMARY OF RIGHTS
On July 12, 2018, the Board of Directors of Parker Drilling Company (the “Company”) declared a dividend of one right (“Right”) for each outstanding share of the Company’s Common Stock, par value $0.16 ⅔ per share (“Common Stock”), to stockholders of record at the close of business on July 27, 2018. Each Right entitled the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Fractional Share”) of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”), at a purchase price of $52.50 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights were set forth in Rights Agreement dated as of July 12, 2018 (the “Original Rights Agreement”) between the Company and Equiniti Trust Company, as Rights Agent.
On August 23, 2018, the Board approved an amendment and restatement of the Original Rights Agreement (as amended and restated, the “Section 382 Rights Agreement”) to effect certain changes to the Original Rights Agreement, including to (i) change the Common Stock ownership threshold at which a person becomes an Acquiring Person (as defined below) and (ii) extend the expiration of the Rights, as more fully described below.
The purpose of the Section 382 Rights Agreement is to protect value by preserving the Company’s ability to use its net operating losses and foreign tax credits (“Tax Benefits”) to offset potential future taxable income for federal income tax purposes. The Company’s ability to use its Tax Benefits would be substantially limited if it experiences an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences an ownership change if the percentage of its shares of stock owned by its “5-percent shareholders,” as such term is defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Code by deterring any person or group from acquiring beneficial ownership of 4.9% or more of the Company’s outstanding Common Stock.
Initially, the Rights will be attached to all outstanding shares of Common Stock, and no separate certificates for the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the outstanding shares of Common Stock, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person’s becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person’s becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock.
If at the time of the adoption of the Section 382 Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 4.9% or more of the outstanding shares of Common Stock, such person or group will be grandfathered in at its current ownership level, but the Rights will become exercisable if at any time after the adoption of the Section 382 Rights Agreement, such person or group increases its ownership of the Common Stock by one share or more. Any person or group of affiliated or associated persons who proposes to acquire 4.9% or more of the outstanding shares of Common Stock may apply to the Board of Directors in advance for an exemption in accordance with and pursuant to the terms of the Section 382 Rights Agreement. In addition, persons are not deemed to be part of a group that would constitute an Acquiring Person as a result of an agreement or understanding relating to a solicitation in a reorganization, or based on participation in discussions, negotiations or transactions with another person for the purposes of restructuring the Company’s debt. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with a copy of this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after August 23, 2018 will contain a notation incorporating the Section 382 Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. If any Common Stock is held in book-entry accounts through a direct registration service of the Company’s transfer agent, the associated Rights will be evidenced and transferred as set forth in the Section 382 Rights Agreement.
The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i)  August 23, 2021, (ii) the redemption or exchange of the Rights by the Company as described below, (iii) the date on which the Board of Directors determines in its sole discretion that this Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (iv) the beginning of a taxable year of the Company for which the Board of Directors determines in its sole discretion that no Tax Benefits may be carried forward, (v) on July 12, 2019 if the affirmative vote of the majority of the votes cast at the 2019 annual meeting of the Company’s stockholders or any other meeting of stockholders of the Company duly held prior to July 12, 2019 has not been obtained with respect to ratification of the Section 382 Rights Agreement, and (vi) in the event of a “qualifying offer,” as described below.
Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Section 382 Rights Agreement are excepted from such imputed beneficial ownership.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights. If the Company elects to distribute any Rights by crediting book-entry accounts, such Rights will be credits to the book-entry accounts, separate Rights Certificates will not be issued with respect to such Rights, and any legend may be placed on the relevant direct registration transaction advice instead of on a Rights Certificate.
In the event (a “Flip-In Event”) that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the directors of the Company who are not, and are not representatives, nominees, Affiliates or Associates of, an Acquiring Person or the person making the offer determines to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Section 382 Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Section 382 Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Section 382 Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.
The Section 382 Rights Agreement also includes “qualifying offer” provisions, whereby the Rights will automatically expire concurrently with (but no earlier than 100 days after the commencement of such qualifying offer) the purchase of 50% (excluding shares held by the offeror) of the outstanding Common Stock of the Company on a fully diluted basis pursuant to a tender or exchange offer for all of the outstanding shares of Common Stock at the same price and for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.
In the event (a “Flip-Over Event”) that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events.”

The number of outstanding Rights associated with a share of Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued upon exercise of Rights and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Section 382 Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
At any time until the Distribution Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. After the Distribution Date, the right of redemption is subject to certain limitations in the Section 382 Rights Agreement. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.
At any time after the occurrence of a Flip-In Event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of two shares of Common Stock, and/or other equity securities deemed to have the same value as two shares of Common Stock, per Right, subject to adjustment.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.
Other than the redemption price, any of the provisions of the Section 382 Rights Agreement may be amended by the Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Section 382 Rights Agreement other than the redemption price may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Section 382 Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.
A copy of the Section 382 Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Section 382 Rights Agreement is available free of charge from the Company and the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Section 382 Rights Agreement, which is incorporated herein by reference.